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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated June 8, 2001, with respect to the financial statements of Preferred Industries, Inc. as of and for the years ended December 31, 1999 and 1998, and the statements of operations, cash flows and stockholders' equity for the four months ended April 30, 2000, included in this Form 8-K, into the Company's previously filed Registration Statement File No.'s 33-68354, 333-27827 and 333-62653.

/s/ ARTHUR ANDERSEN LLP

Houston, Texas
December 28, 2001